                                                                    Exhibit 23.5
                                                                    ------------

                          CONSENT OF GARNETT CONSULTING



                                                December 13, 2001



Resolution Performance Products LLC
RPP Capital Corporation
1600 Smith Street
Suite 2400
Houston, Texas  77022

                  In connection with the offer by Resolution Performance Products LLC and RPP Capital Corporation (the "Issuers") to exchange their 13 1/2% Senior Subordinated Notes due 2010 (the "Old Notes"), for a like principal amount of any or all of their outstanding 13 1/2% Senior Subordinated Notes due 2010 (the "New Notes"), we hereby consent (i) to the Issuers' references to information provided by us in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") as such registration statement may be amended (as amended, the "Registration Statement"), and (ii) to all other references to our firm included in or made a part of the Registration Statement.

                                                      GARNETT CONSULTING


                                                      By: /s/ Karl D. Loos
                                                          ----------------
                                                      Name:  Karl D. Loos
                                                      Title: President